UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 4, 2023

HYCROFT MINING HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4300 Water Canyon Road, Unit 1 Winnemucca, Nevada 89445
(Address of principal executive offices) (Zip code)
(775) 304-0260
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market
Warrants to purchase common stock	HYMCW	The Nasdaq Capital Market
Warrants to purchase common stock	HYMCL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01. Regulation FD Disclosure.

On April 4, 2023, Hycroft Mining Holding Corporation (the “Company”) received a letter (the “Extension Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that Nasdaq has granted the Company a 180-day extension, until October 2, 2023 (the “Extension Period”), to regain compliance with the requirement for the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Extension Notice has no immediate effect on the continued listing status of the Common Stock on the Nasdaq Capital Market, and the Common Stock continues to be listed on the Nasdaq Capital Market under the stock symbol “HYMC”.

Nasdaq's determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time during the Extension Period the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed. If the Company chooses to implement a reverse stock split, it must complete the reverse stock split no later than 10 business days prior to expiration of the Extension Period in order to timely regain compliance.

As previously disclosed in the Company’s Current Report on Form 8-K, filed on October 3, 2022, the Company received notice from Nasdaq that the Company was not in compliance with the Minimum Bid Price Requirement for a period of 30 consecutive business days (the “Initial Notice”). As provided in the Initial Notice, the Company had a 180-day period, until April 3, 2023, to regain compliance with the Minimum Bid Price Requirement. As of the date of this Report, the Company has not yet regained compliance with the Minimum Bid Price Requirement, and instead advised Nasdaq of its intent to cure the deficiency within the Extension Period.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with the Minimum Bid Price Requirement within the Extension Period. If the Company does not regain compliance with the Minimum Bid Price Requirement within the Extension Period, Nasdaq will provide written notification to the Company that its Common Stock will be subject to delisting, at which time the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). There can be no assurance that, if the Company does need to appeal a Nasdaq delisting determination to the Panel, that such appeal would be successful.

On April 4, 2023, the Company issued a press release announcing that Nasdaq had granted its request for a 180-day extension to regain compliance with the Minimum Bid Price Requirement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

The information set forth in Item 7.01 above regarding the Extension Notice and Nasdaq’s grant of a 180-day extension to regain compliance with the Minimum Bid Price Requirement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Hycroft Mining Holding Corporation issued on April 4, 2023*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
* Furnished pursuant to Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYCROFT MINING HOLDING CORPORATION (Registrant)
Dated: April 4, 2023	/s/ Stanton Rideout
Stanton Rideout
Executive Vice President and Chief Financial Officer